                                                                       EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*
                             VANGUARD/WINDSOR FUND
                            (FORMERLY WINDSOR FUND)

1. Average Annual Total Return


      P (1 + T)n = ERV

 Where:        P = a hypothetical initial payment of $1,000
               T = average annual total return
               N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
      One Year
           P =   $1,000
           T =   27.04%
           N =   1
         ERV =   $1,270.35
    Five Year
           P =   $1,000
           T =   20.25%
           N =   5
         ERV =   $2,514.52
    Ten Year
           P =   $1,000
           T =   15.60%
           N =   10
         ERV =   $4,260.83


2. YIELD


                            a - b
                Yield = 2[( -----   +1)(6) -1]
                            c X d
        Where:   a = dividends and interest paid during the period
                 b = expense dollars during the period (net of reimbursements)
                 c = the average daily number of shares outstanding during the period
                 d = the maximum offering price per share on the last day of the period

    Example     a = $30,781,193.41
                b = $3,471,415.92
                c = 1,055,845,083.45
                d = $19.55
             Yield = 1.59%



*Figures presented are as of the year ended October 31, 1997.

                                                                       EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS*
                              VANGUARD/WINDSOR II
                             (FORMERLY WINDSOR II)

1. Average Annual Total Return


      P (1 + T)n = ERV

 Where:        P = a hypothetical initial payment of $1,000
               T = average annual total return
               N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
    One Year
           P =   $1,000
           T =   31.27%
           N =   1
         ERV =   $1,312.74
    Five Year
           P =   $1,000
           T =   20.21%
           N =   5
         ERV =   $2,510.11
    Ten Year
           P =   $1,000
           T =   16.95%
           N =   10
         ERV =   $4,784.68


2. YIELD


                            a - b
                Yield = 2[( -----   +1)(6) - 1]
                            c X d
        Where:   a = dividends and interest paid during the period
                 b = expense dollars during the period (net of reimbursements)
                 c = the average daily number of shares outstanding during the period
                 d = the maximum offering price per share on the last day of the period

    Example     a = $50,103,952.55
                b = $6,075,508.34
                c = 759,438,986.97
                d = $29.36
             Yield = 2.38%



*Figures presented are as of the year ended October 31, 1997.